AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------



         This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of the 30th day of April, 2003 (the "Agreement"), is executed by and between ARLINGTON HOSPITALITY, INC., a Delaware corporation (the "Borrower"), whose address is 2355 S. Arlington Heights Road, Arlington Heights, Illinois 60005, and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), whose address is 135 South La Salle Street, Chicago, Illinois 60603.

                                    RECITALS
                                    --------

         WHEREAS, Bank and Borrower are parties to that certain Loan and Security Agreement dated as of February 1, 2002 (the "Original Agreement"), which Original Agreement was amended by that certain First Amendment to Loan and Security Agreement dated as of August 9, 2002 (the "First Amendment") and by that certain Second Amendment to Loan and Security Agreement dated as of December 10, 2002 (the "Second Amendment") (the Original Agreement, as amended by the First Amendment and the Second Amendment, referred to herein as the "Loan Agreement");

         WHEREAS, Borrower and Bank do desire to further amend and restate the Loan Agreement for the purposes of extending the maturity of the Revolving Loan and modifying certain other provisions of the Loan Agreement; and

         WHEREAS,   Borrower   has   requested   that  Bank   waive   Borrower's
non-compliance with certain covenant requirements more specifically described below; and

         WHEREAS, Bank is agreeable to such waiver, subject to adoption of the amendments to the Loan Agreement and other terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the renewal by the Bank of the line of credit and the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank agree as follows:

1.       DEFINITIONS.
         ------------

         1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

                  "Capital Expenditures" shall mean expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

                  "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the balance sheet of the Borrower prepared in accordance with GAAP.

                  "Cendant" shall mean Cendant Finance Holding Corporation, a Delaware corporation.

                  "Cendant Agreement" shall mean that certain Royalty Sharing Agreement dated as of September 30, 2000 among Borrower, Cendant and AmeriHost Franchise Systems, Inc. ("Franchisor").

                  "Closing Date" shall mean April 30, 2003 or such later date which Borrower and the Bank shall agree.

                  "Collateral" shall have the meaning set forth in Section 6. 1.

                  "Contingent Liability" and "Contingent Liabilities" shall mean, respectively, each obligation and liability of the Borrower or any of its Subsidiaries and all such obligations and liabilities of the Borrower or any of its Subsidiaries incurred pursuant to any agreement, undertaking or arrangement by which the Borrower or any of its Subsidiaries: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or
(iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum


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

permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

                  "Debt Service Charges" shall mean, for any period, the sum of:
(a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the aggregate amount of principal payable on Indebtedness with respect to that fiscal period, plus (c) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with GAAP, plus (d) all charges paid or payable (without duplication) during that period with respect to any Interest Rate Agreements.

                  "Default Rate" shall mean a per annum rate of interest equal to the Prime Rate plus five percent (5%) per annum.

                  "Depreciation" shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on the consolidated financial statement of Borrower and its Subsidiaries and determined in accordance with GAAP.

                  "EBITDA" shall mean, for any period, the sum of the following:
(a) Net Income (excluding extraordinary and unusual items and income or loss attributable to equity in any affiliated corporation or Subsidiary but including net deferred incentive fees due from Cendant pursuant to the Cendant Agreement) for such period, plus (b) Interest Charges, plus (c) income taxes payable or accrued, plus (d) Depreciation for such period, plus (e) all other non-cash charges, minus (f) that portion of net income arising out of the sale of assets outside of the ordinary course of business (to the extent not previously excluded under clause (a) of this definition), in each case to the extent included in determining Net Income for such period.

                  "Employee Plan" includes any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Borrower and/or any of its Subsidiaries described from time to time in the financial statements of the Borrower and any pension plan, welfare plan, defined benefit pension plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Borrower and/or any of its Subsidiaries or to which the Borrower is a party or may have any liability or by which the Borrower and/or any of its Subsidiaries is bound.

                  "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances. pollution and environmental matters, as now or at any time hereafter in effect, applicable to the business or facilities owned or operated by the Borrower or any of its subsidiaries, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes in the environment (including, without limitation, ambient air, surface water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment. storage, disposal, transport or handling of Hazardous Materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default" shall mean any of the events or conditions set forth in Section 11 hereof.

                  "GAAP" shall mean generally accepted accounting principles, using the accrual basis of accounting and consistently applied with prior periods, provided, however, that GAAP with respect to any interim financial statements or reports shall be deemed subject to fiscal yearend adjustments and footnotes made in accordance with GAAP.

                  "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials or wastes that are or become regulated under any Environmental Law (including without limitation, any that are or become classified as hazardous or toxic under any Environmental Law).

                  "Indebtedness" shall mean at any time (a) all Liabilities of the Borrower or any of its Subsidiaries, (b) all Capital Lease obligations of the Borrower or any of its Subsidiaries, (c) all other debt, secured or unsecured, created, issued, incurred or assumed by the Borrower or any of its Subsidiaries for money borrowed or for the deferred purchase price of any fixed or capital asset, (d) indebtedness secured by any Lien existing on property owned by the Borrower or any of its Subsidiaries whether or not the Indebtedness secured thereby has been assumed, and (e) all Contingent Liabilities of the Borrower or any of its Subsidiaries whether or not reflected on its balance sheet.

                  "Indemnified Party" and "Indemnified Parties" shall mean, respectively, each of the Bank and any parent corporations, affiliated corporations or subsidiaries of the Bank, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

                  "Letter of Credit" and "Letters of Credit" shall mean, respectively, a letter of credit and all such letters of credit issued by the Bank, in its sole discretion, upon the execution and delivery by the Borrower and the acceptance by the Bank of a Master Letter of Credit Agreement and an application for Letter of Credit, as set forth in SECTION 2.5 of this Agreement.

                  "Letter of Credit Obligations" shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit for which the Borrower has reimbursed the Bank, (iii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit which have been converted to a Revolving Loan as set forth in
SECTION 2.5, and (iv) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Bank's acceptance of a draft drawn on the Bank pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

                  "Liabilities" shall mean at all times all liabilities of the Borrower or any of its Subsidiaries that would be shown as such on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

                  "Lien" shall mean any mortgage, pledge, hypothecation, judgment lien or similar legal process. title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person as lessee that is, or should be, a Capital Lease on the consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

                  "Loans" shall mean, collectively, all Revolving Loans made by the Bank to the Borrower and all Letter of Credit Obligations under and pursuant to this Agreement.

                  "Loan Documents" shall mean the agreements and documents delivered to the Bank as set forth in Sections 3.1 and 3.2.

                  "Loan-to-Value Ratio" shall mean (i) in respect of any individual Mortgaged Premises, the ratio of (a) Indebtedness of the Borrower or any Subsidiary secured by Lien on such Mortgaged Premises to (b) the value of the Mortgaged Premises disclosed by the appraisal of such Mortgaged Premises most recently accepted by the Bank, and (ii) in respect of all of the Mortgaged Premises and Other Property of the Borrower and all Wholly-Owned Subsidiaries, the ratio of (a) the aggregate consolidated Indebtedness of the Borrower and all Wholly-Owned Subsidiaries secured by a Lien on any Mortgaged Premises or Other Property to (b) the aggregate value of the Mortgaged Premises and Other Property as determined by the Bank, in its sole discretion.

                  "Maturity Date" shall be April 30, 2004, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Substitute Revolving Note.

                  "Maximum Letter of Credit Obligation" shall mean the Revolving Loan Commitment less the aggregate amount of all Revolving Loans outstanding at any time.

                  "Mortgage" shall mean those second or junior mortgages or deeds of trust made by Borrower or any of its Subsidiaries in favor of the Bank.

                  "Mortgaged   Premises"   shall   mean  the  real   estate  and
improvements described in Exhibit B attached hereto and the leasehold interests and improvements owned by the Ohio Partnership.

                  "Net Income" shall mean, with respect to any period, the amount shown opposite the caption "Net Income" or a similar caption on the consolidated financial statements of the Borrower, and its Subsidiaries prepared in accordance with GAAP.

                  "Note" shall mean the Amended and Restated Revolving Note referred to in Section 4.1.

                  "Obligation" shall mean the Loans, as evidenced by the Note, all interest accrued thereon, any fees due the Bank hereunder, any expenses incurred by the Bank hereunder and any and all other liabilities and obligations of the Borrower (and of any partnership in which the Borrower is or may be a partner) to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, including, but not limited to, any Interest Rate Agreements.

                  "Obligor" shall mean the Borrower, any Subsidiary which makes a Mortgage in favor of the Bank, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

                  "Ohio Partnership" shall mean Athens Motel Associates Limited Partnership II, an Ohio limited partnership.

                  "Other Properties" shall mean any and all real property heretofore presently or hereafter, owned by Borrower or any Subsidiary, excluding the Mortgaged Premises, and any interest of any kind in improvements thereon.

                  "Person" shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                  "Prime Rate" shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Bank as its Prime Rate, which is not intended to be the Bank's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate.

                  "Regulatory Change" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

                  "Revolving Interest Rate" shall mean the Prime Rate plus two and 50/100ths percent 2.5% per annum; provided, however, that the Revolving Interest Rate shall never be less than six and 75/100ths percent (6.75%) per annum.

                  "Revolving Loan" and "Revolving Loans" shall mean, respectively, each direct advance and the aggregate of all such direct advances, from time to time made by the Bank to the Borrower under and pursuant to this Agreement, as set forth in SECTION 2.1 of this Agreement.

                  "Revolving Loan Availability" shall mean at any time, the Revolving Loan Commitment less the Letter of Credit Obligations.

                  "Revolving Loan Commitment" shall mean (a) Six Million Five Hundred Thousand and 00/100 Dollars ($6,500,000.00) until September 29, 2003,
(b) Six Million and 00/100 Dollars ($6,000.000.00) from September 30, 2003 to February 27, 2004 and (c) Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00) from and after February 28, 2004; in each case, as may be further reduced by (i) an amount equal to the net proceeds to Borrower or any Subsidiary from the sale of any Mortgaged Premises, after payment of the Senior Mortgage Indebtedness thereon and costs of sale of such Mortgaged Premises (except to the extent the Bank, in its sole discretion, agrees to accept a Mortgage on a Substitute Mortgaged Premises in lieu of a further reduction of its commitment hereunder) or (ii) such other reserves as the Bank determines in its sole discretion.

                  "Revolving  Note" shall have the meanings set forth in Section
4.1 hereof.

                  "Senior Mortgage Indebtedness" shall mean the Indebtedness of Borrower or any Subsidiary existing on the date hereof which is disclosed on the financial statements referred to in Section 7 and secured by one of the Senior Mortgages.

                  "Senior Mortgages" shall mean those (i) first priority mortgages on the Mortgaged Premises listed on Exhibit B attached hereto or (ii) any other Indebtedness of Borrower or any Subsidiary existing on the date hereof which is disclosed on the financial statements referred to in Section 7 and secured by a Lien on any Other Property.

                  "Subordinated Debt" shall mean that portion of the Liabilities of the Borrower or any Subsidiary which is subordinated to the Obligations in a manner satisfactory to the Bank, including, but not limited to, right and time of payment of principal and interest.

                  "Substitute Mortgaged Premises" shall mean such real estate and/or improvements, if any, and Mortgage in favor of the Bank thereon, as may be accepted by the Bank, in its sole discretion, in lieu of a further reduction of the Revolving Loan Commitment.

                  "Subsidiary" and "Subsidiaries" shall mean, respectively, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships or other entities of which or in which the Borrower owns directly or indirectly fifty percent (50.00%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation, (ii) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity, or (iii) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

                  "Tangible Assets" shall mean the total of all assets appearing on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP (with Inventory being valued at the lower of cost or market), after deducting all proper reserves (including reserves for Depreciation, obsolescence and amortization) less the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits held as security deposits on lease contracts, franchise fees and other similar assets, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, and (ii) any amounts due from shareholders, affiliates, officers or employees of the Borrower or any Subsidiary.

                  "Tangible Net Worth" shall mean at any time the total of Tangible Assets less Liabilities plus Subordinated Debt.

                  "Total Liabilities to Worth Ratio" shall mean a ratio of (a) consolidated Liabilities minus deferred income to (b) consolidated Tangible Net Worth plus the sum of (i) deferred taxes, (ii) deferred income, including deferred loan costs and deferred lease costs, and (iii) deposits held as security deposits on lease contracts, franchise fees and other similar assets, in each case of Borrower and its Subsidiaries.

                  "UCC" shall mean the Uniform Commercial Code in effect in Illinois from time to time.

                  "Wholly-Owned Subsidiary" shall mean any Subsidiary of which or in which the Borrower owns directly or indirectly 100% of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (ii) the capital interest or profits interest of such Persons, if it is a partnership, joint venture or similar entity, or (iii) the beneficial interest of such Persons, if it is a trust, association or other unincorporated organization.

         1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Bank pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP as used in the preparation of the financial statements of the Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Bank hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of the Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by the Borrower's accountants.

         1.3 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined shall have the respective meanings assigned to such terms in the UCC, as amended from time to time, to the extent the same are used or defined therein.

         1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Borrower" shall be so construed. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with SECTION 13.3 hereof. References in this Agreement to any party shall include such party's successors and permitted assigns.
References to any "Section" shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement, the provisions of this Loan Agreement shall govern.

2.       COMMITMENT OF THE BANK.
         ----------------------

         2.1 Revolving Loans.

               (a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make such Revolving Loans at such times as the Borrower may from time to time request until, but not including, the Maturity Date, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Borrower acknowledges that the amount of the Revolving Loan Commitment was determined by the Bank based on the Bank's analysis of the value of the Collateral as of Closing, including the aggregate net equity in respect of the Mortgaged Premises which, due to the nature of such Collateral, may be difficult to establish or highly variable. Accordingly, notwithstanding any other term or provision hereof to the contrary, Bank has the right from time to time to periodically determine and redetermine the value of the Collateral, to establish (based on advance percentages and eligibility criteria established by the Bank and communicated to Borrower from time to time) borrowing base formulas in respect of Accounts and Equipment (as defined in the UCC) and to establish reserves, to require borrowing base certificates and to require such other actions on the part of Borrower as Bank in its discretion may deem necessary or appropriate. Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Maturity Date unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used by the Borrower for the purpose of supporting the working capital and letter of credit needs of the Borrower.

               (b) Revolving Loan Interest and Payments. Except as otherwise provided in this SECTION 2.1(B), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Revolving Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time, shall be due and payable monthly, in arrears, commencing on May 1, 2003 and continuing on the first day of each calendar month thereafter, and on the Maturity Date. Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

               (c)  Revolving Loan Principal Repayments.

               (i) Mandatory Principal Prepayments. All Revolving Loans hereunder shall be repaid by the Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans and Letter of Credit Obligations hereunder exceed the Revolving Loan Availability, the Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess. In the event the Borrower or any Wholly-Owned Subsidiary shall sell, transfer or otherwise dispose of any of the Mortgaged Premises, the Bank may, in its sole discretion, require that Borrower make a mandatory repayment of the Revolving Loans in an amount equal to the proceeds of the sale of such Mortgaged Premises, after payment of the Senior Mortgage Indebtedness thereon and costs of sale of the Mortgaged Premises.

               (ii) Optional Prepayments. The Borrower may from time to time prepay the Revolving Loans, in whole or in part, without any prepayment penalty whatsoever, subject to the following conditions:
          (i) each partial prepayment shall be in an amount equal to $10,000.00 or a higher integral multiple of $5,000; and (ii) any prepayment of the entire principal balance of the Loans shall include accrued interest on such Loans to the date of such prepayment and payment in full of all other Obligations (including payment in full of the fees described in Section 3.6 below) due and payable under this Agreement.

         2.2 [INTENTIONALLY OMITTED]

         2.3 [INTENTIONALLY OMITTED]

         2.4 Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by the Borrower hereunder or under the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

         2.5 Letters of Credit. Subject to the terms and conditions of this Agreement and the Master Letter of Credit Agreement dated as of February 1, 2002 between Bank and Borrower ("the Master Letter of Credit Agreement") and, upon the execution and delivery by the Borrower, and the acceptance by the Bank, in its sole and absolute discretion, of an application for letter of credit, the Bank agrees to issue for the account of the Borrower out of the Revolving Loan Availability, such Letters of Credit in the standard form of the Bank and otherwise inform and substance acceptable to the Bank from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Maximum Letter of Credit Obligation and provided, further, that no Letter of Credit shall have an expiration date later than twenty five (25) days prior to the Maturity Date. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a Letter of Credit for which the Borrower has failed to reimburse the Bank upon the earlier of (i) the Bank's demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Bank, shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Bank to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the Bank, all Letter of Credit Obligations shall be converted to Prime Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

3.       CONDITIONS OF BORROWING.
         -----------------------

         Notwithstanding any other provision of this Agreement, the Bank shall not be required to disburse or make all or any portion of the Loans if any of the following conditions shall have occurred.

         3.1 Closing Documents. The Borrower shall have failed to execute and deliver to the Bank any of the following Loan Documents at or prior to the Closing Date, all of which must be satisfactory to the Bank and the Bank's counsel in form, substance and execution:

               (a)  Loan   Agreement.   This  Agreement  duly  executed  by  the
                    Borrower.

               (b) Revolving Note. An Amended and Restated Revolving Note duly executed by the Borrower in the form attached hereto as Exhibit "A".

               (c) Constitutive Documents. Certified copies of Borrower's and each Obligor's articles of incorporation and by-laws, or a certificate of Borrower's and each Obligor's Secretary, confirming that there have been no changes or describing any changes to the articles of organization and by-laws of Borrower or such Obligor since February 1, 2002;

               (d) Resolutions. Certified resolutions of the board of directors and/or shareholders of the Borrower and each Obligor authorizing the execution, delivery and performance of this Agreement and/or the Loan Documents to which each is a party.

               (e) Borrower's Attorney's Opinion. An opinion of counsel to the Borrower and each Obligor in form and substance acceptable to the Bank.

               (f) Amendments to Mortgages. Amendments to the Mortgages to and for the benefit of the Bank on each of the Mortgaged Premises, executed by Borrower or the Subsidiary of Borrower which is the record fee owner of such Mortgaged Premises, in form and substance acceptable to the Bank, conforming each such Mortgage to the terms of this Agreement.

               (g) Appraisals. If requested by Bank, updated appraisals on any one or more of the Mortgaged Premises prepared by an appraiser acceptable to Bank.

               (h) Updates to Title Insurance Commitments. Updates to title insurance commitments issued by First American Title Company or other title insurance company acceptable to Bank (collectively, the "Title Insurance Company"), indicating that no judgments, tax or other liens (other than the Liens permitted under Section 8.2 and Liens in favor of the Bank) are of record or on file encumbering any portion of such Mortgaged Premises and that no foreclosure or other adverse proceedings have been commenced in respect of any such Mortgaged Premises.

               (i) Consent. Consent satisfactory to the Bank from the mortgagee having a Senior Mortgage on the Mortgaged Premises located in Niles, Illinois, consenting to the second mortgage on such Mortgaged Premises in favor of the Bank, in form and substance acceptable to the Bank.

               (j) UCC Searches. Uniform Commercial Code searches, confirming the Bank's first priority security interests in the Collateral and indicating that no judgments, tax or other liens (other than the Liens permitted under Section 8.2 and Liens in favor of the Bank) are of record or on file encumbering any portion of the Collateral.

               (k)  Insurance.  Insurance policies (or binders acceptable to the
                    Bank) with premiums prepaid in companies, forms, amounts and coverage satisfactory to the Bank, identifying the Bank as lender's loss payee or mortgagee's loss payee and as an additional insured and containing waiver of subrogation and mortgage clauses in favor of the Bank. Without limiting the generality of the foregoing, such policies shall include all insurance required to be carried by the Borrower under the Mortgages. The Borrower will also provide casualty insurance against loss and damage by all risks of physical loss or damage, including fire, windstorm, flood, earthquake and other risks covered by the so-called extended coverage endorsement in amounts not less than the full insurable replacement value of all improvements, fixtures and equipment from time to time on the land and bearing a replacement cost agreed amount endorsement.

               (l) Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank may require, including, but not limited to, evidence acceptable to the Bank that there are no defaults, or events which would be defaults upon the passage of time or the giving of notice, under the Cendant Agreement.

         3.2 Event of Default. Any Event of Default, or any event which, with notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing.

         3.3 Adverse Changes. A material adverse change in the financial condition or affairs of the Borrower, as determined in the Bank's sole and complete discretion, shall have occurred.

         3.4 Litigation. Any litigation or governmental proceeding shall have been instituted against the Borrower or any of its officers or shareholders which in the discretion of the Bank, reasonably exercised, materially adversely affects the financial condition or continued operation of the Borrower.

         3.5 Representations and Warranties. Any representation or warranty of the
Borrower contained herein or in any Loan Document shall be untrue or incorrect in any material way as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

         3.6 Fees. The Borrower shall have failed to pay to the Bank a renewal fee in the amount of One Hundred Thirty Thousand and 00/100 Dollars ($130,000.00), payable as follows: (a) $30,000 upon execution of this Agreement,
(b)  $50,000  on August 1,  2003,  and (c)  $50,000 on  December  1, 2003.  Bank
acknowledges receipt of a waiver fee in the amount of Twenty Thousand Dollars ($20,000) in respect of the waivers described in Section 13.19 below.

4.       NOTES EVIDENCING LOANS.
         ----------------------

         4.1 Revolving Note. The Revolving Loans and the Letter of Credit Obligations shall be evidenced by a single Amended and Restated Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by the Borrower and delivered to the Bank and given in substitution therefor, the "Revolving Note") in the form of Exhibit "A" attached hereto, duly executed by the Borrower and payable to the order of the Bank. At the time of the initial disbursement of a Revolving Loan and at each time an additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations,
(ii) any unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

5.       MANNER OF BORROWING.
         -------------------

         Each Loan shall be made available to the Borrower upon its request, from any Person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. A request for a Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. The proceeds of each Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.

         Each Letter of Credit shall be issued by the Bank pursuant to the Master Letter of Credit Agreement, and the execution and delivery by the Borrower and the acceptance by the Bank, in its sole discretion, of the Bank's standard application for Letter of Credit and the payment by the Borrower of the Bank's fees charged in connection therewith. In addition to all other applicable fees, charges and/or interest payable by the Borrower pursuant to the Master Letter of Credit Agreement or otherwise payable in accordance with the Bank's standard letter of credit fee schedule, all standby Letters of Credit issued under and pursuant to this Agreement shall bear an annual fee equal to one and one-quarter percent (1.25%) of the face amount of such standby Letter of Credit, payable by the Borrower on or before the issuance of such Letter of Credit by the Bank and annually thereafter on the same date unless and until (i) such Letter of Credit has expired or has been returned to the Bank, or (ii) the Bank has paid the beneficiary thereunder the full face amount of such Letter of Credit. All Letters of Credit other than standby Letters of Credit shall bear such fees, costs and interest as charged by the Bank and shall contain such other terms as set forth in the Master Letter of Credit Agreement and the Bank's standard letter of credit fee schedule.

         The Bank is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which the Bank believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold the Bank harmless with respect thereto.

6.       SECURITY FOR THE OBLIGATIONS.
         ----------------------------

         6.1 Security for Obligations. As security for the payment of the Obligations, the Borrower does hereby pledge, assign, transfer and deliver to the Bank and does hereby grant to the Bank a continuing and unconditional security interest in and to any and all property of the Borrower, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property, along with the products and proceeds therefrom, and the additional collateral referred to in Section 6.2 below, are individually and collectively referred to as the "Collateral"):

               (a) all property of, or for the account of, the Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, affiliate or subsidiary of the Bank or any participant with the Bank in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

               (b) the additional property of the Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions for, and replacements, products and proceeds therefrom, and all of the Borrower's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of the Borrower's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

                    (i) All Accounts and all Goods whose sale, lease or other disposition by the Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Borrower, or rejected or refused by an Account Debtor;

                    (ii) All Inventory, including, without limitation, raw materials, work-in-process and finished goods;

                    (iii) All Goods (other than Inventory),  including,  without
                    limitation,    embedded   software,   Equipment,   vehicles,
                    furniture and Fixtures;

                    (iv) All Software and computer programs;

                    (v) All Securities, Investment Property, Financial Assets and Deposit Accounts;

                    (vi) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health care insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles; and

                    (vii) All insurance policies and proceeds insuring the foregoing property or any part thereof, including unearned premiums.

         6.2 Additional Collateral. In addition, the Obligations are also secured by the Mortgages, a Collateral Assignment, Security Agreement and Pledge Agreement made by Arlington Inns of Ohio, Inc. and API/Athens, OH , Inc. dated as of February 1, 2002 pledging certain partnership interests in the Ohio
Partnership and a Collateral Assignment and Security Agreement dated as of February 1, 2002 collaterally assigning to Bank Borrower's rights under the Cendant Agreement.

6.3      [INTENTIONALLY OMITTED]
         -----------------------

         6.4 Possession and Transfer of Collateral. Until an Event of Default has occurred hereunder, the Borrower shall be entitled to possession or use of the Collateral. The cancellation or surrender of the Revolving Note, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations. The Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that (a) the Borrower may sell Inventory in the ordinary course of business and (b) Borrower or any Subsidiary may sell one or more hotel properties in accordance with the provisions of Section 6.11 hereof.

         6.5 Financing Statements. The Borrower shall, at the Bank's request, at any time and from time to time, execute and deliver to the Bank such financing statements, amendments and other documents and do such acts as the Bank deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of the Bank, free and clear of all Liens and claims and rights of third parties whatsoever (except as otherwise specifically set forth in Section 8 hereof). The Borrower hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Bank promptly upon request. The Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Bank in any jurisdiction prior to the date of this Agreement.

         6.6 Additional Collateral. The Borrower shall deliver to the Bank immediately upon its demand, following the occurrence of an Event of Default, such other collateral as the Bank may from time to time request, should the value of the Collateral, in the Bank's sole and absolute discretion, decline, deteriorate, depreciate or become impaired, and does hereby grant to the Bank a continuing security interest in such other collateral, which, when pledged, assigned and transferred to the Bank shall be and become part of the Collateral. The Bank's security interests in each of the foregoing Collateral shall be valid, complete and perfected whether or not covered by a specific assignment.

         6.7 Preservation of the Collateral. The Bank may, but is not required to, take such action from time to time as the Bank deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if it takes such action as the Borrower shall reasonably request in writing; provided, however, that such request shall not be inconsistent with the Bank's status as a secured party, and the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care. In addition, any failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by the Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. The Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of the Borrower and the Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, the Borrower represents to, and covenants with, the Bank that the Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Borrower agrees that the Bank shall have no responsibility or liability for informing the Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

         6.8 Other Actions as to any and all Collateral. The Borrower further agrees to take any other action reasonably requested by the Bank to insure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank's security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Borrower's signature thereon is required therefor, (b) causing the Bank's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the Bank's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Bank to enforce, the Bank's security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank, and (f) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

         6.9 Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, the Borrower shall promptly notify the Bank thereof, and if requested by the Bank, shall promptly obtain an acknowledgement from the warehouseman or bailee, in form and substance satisfactory to the Bank, that the warehouseman or bailee holds such Collateral for the benefit of the Bank and shall act upon the instructions of the Bank, without the further consent of the Borrower.

         6.10 Partial Release of Mortgaged Premises. Upon the written request of the Borrower at any time and from time to time, Borrower or any Subsidiary may sell one or more Mortgaged Premises and the Bank shall execute and deliver to Borrower a release of the Mortgage on any of the Mortgaged Premises so long as no Event of Default shall have occurred and be continuing; provided, however, that the Bank may, in its sole discretion, require that the proceeds of the sale of such Mortgaged Premises, after repayment of the Senior Mortgage Indebtedness and costs of sale, be applied to repayment of the Revolving Loans.

         6.11 Sale of Hotel  Properties.  Without  limiting  the  provisions  of
Section 6.10 above, and so long as no Event of Default shall have occurred and be continuing or, after giving effect to the proposed sale, would occur, with the giving of notice or lapse of time or both, Borrower or any Subsidiary may sell one or more hotel properties in the ordinary course of business subject to satisfaction of the following conditions:

               (a) Borrower shall give the Bank no less than thirty (30) days' prior written notice of each such sale;

               (b) Each notice of proposed sale of a hotel property shall include (i) the location and a description of the property being sold, (ii) the sales price for the property in question, and (iii) the identity of the buyer; and

               (c) Upon the written request of the Bank, Borrower shall provide such additional information concerning the transaction as the Bank may thereafter request.

7.       REPRESENTATIONS AND WARRANTIES.
         ------------------------------

         To induce the Bank to make the Revolving Loans, the Borrower makes the following representations and warranties to the Bank, each of which shall be true and correct as of the date of the execution and delivery of this Agreement, and which shall survive the execution and delivery of this Agreement:

         7.1 Borrower Organization and Name. The Borrower and each Subsidiary is a corporation duly organized, existing and in good standing under the laws of its state of incorporation, with full and adequate corporate power to carry on and conduct its business as presently conducted. The Borrower and each Subsidiary is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The exact legal name of the Borrower is as set forth in the first paragraph of this Agreement, and the Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name, except for the names "AmeriHost Properties, Inc.," "AmeriHost Inn," "AmeriHost Inn and Suites," "AmeriHost Hotel" and "AmeriHost Suites." The Borrower's state issued organizational identification number is 204441.

         7.2 Authorization; Validity. The Borrower and each Subsidiary which is a party to any of the Loan Documents has full right, power and authority to enter into this Agreement and/or each Loan Document to which it is a party, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and each Loan Document to which it is a party. The execution and delivery of this Agreement and/or the Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the articles of incorporation or bylaws of the Borrower or any Subsidiary which is a party to any Loan

Document. All necessary and appropriate corporate action has been taken on the part of the Borrower and each Subsidiary which is a party to any Loan Document to authorize the execution and delivery of this Agreement and/or the Loan Documents to which it is a party. This Agreement and the Loan Documents to which it is a party are valid and binding agreements and contracts of the Borrower and each Subsidiary which is a party to any Loan Document in accordance with their respective terms.

         7.3 Compliance With Laws. To the best knowledge of Borrower, the nature and transaction of the business and operations of Borrower and each Subsidiary and the use of their respective properties and assets, including, but not limited to, the Collateral or any real estate owned or occupied by any of them, do not and during the term of the Loans shall not, violate or conflict with any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including, without limitation, the provisions of the Fair Labor Standards Act or any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit or any condition, grant, easement, covenant, condition or restriction, whether recorded or not.

         7.4 Environmental Laws and Hazardous Substances. The Borrower represents, warrants and agrees with the Bank that (i) to the best knowledge of Borrower, neither the Borrower nor any Subsidiary has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Borrower (whether or not owned by it) or Subsidiary in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, (ii) to the best knowledge of Borrower, the operations of the Borrower and each Subsidiary comply in all material respects with all Environmental Laws and all licenses, permits certificates, approvals and similar authorizations thereunder, (iii) to the best knowledge of Borrowers, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of the Borrower's knowledge, threatened, and the Borrower shall immediately notify the Bank upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by the Borrower or any Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects the Borrower or its business, operations or assets or any properties at which the Borrower or any Subsidiary has transported, stored or disposed of any Hazardous Materials, (iv) to the best knowledge of Borrower, neither the Borrower nor any Subsidiary has any material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material; and (v) without limiting the generality of the foregoing, the Borrower shall, following determination by the Bank that there is non-compliance, or any condition which requires any action by or on behalf of the Borrower or any Subsidiary in order to avoid any non-compliance, with any Environmental Law, at the Borrower's sole expense, cause an independent environmental engineer acceptable to the Bank to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

         7.5 Absence of Breach. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by the Borrower or any Subsidiary in connection with the Loans shall not: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or
(ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective property or assets may be bound.

         7.6 Collateral Representations. The Borrower or, in the case of the Mortgaged Premises, a Subsidiary, is the sole owner of the Collateral, free from any Lien of any kind, other than the Lien of the Bank and the Liens permitted by
Section 8.2 of this Agreement.

         7.7 Financial Statements. All financial statements submitted to the Bank have been prepared in accordance with GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect the consolidated financial condition of the Borrower and its Subsidiaries and the consolidated results of the operations for the Borrower and its Subsidiaries as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Borrower to the Bank, there has been no material adverse change in the financial condition or in the consolidated assets or liabilities of the Borrower and its Subsidiaries, or any changes except those occurring in the ordinary course of business.

         7.8 Litigation and Taxes. There is no litigation, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the best knowledge of the Borrower, threatened, against the Borrower and/or any Subsidiary, which, if adversely determined, would result in any material adverse change in the financial condition or properties, business or operations of the Borrower or Subsidiary. The Borrower and each Subsidiary have duly filed all applicable income or other tax returns and to the best knowledge of Borrower, have paid all income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of the Borrower, threatened in respect of any tax returns of the Borrower or any Subsidiary, except for extensions of time and pending audits being conducted by certain state revenue departments in the ordinary course of business, none of which is (are) expected to result in any material liability, either singly or in the aggregate.

         7.9 Event of Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under this Agreement or any of the Loan Documents and neither the Borrower nor any Subsidiary is in default (without regard to grace or cure periods) under any contract or agreement to which it is a party.

         7.10 ERISA Obligations. All Employee Plans of the Borrower and its Subsidiaries meet the minimum funding standards of Section 302 of ERISA where applicable and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. The Borrower and each Subsidiary have promptly paid and discharged all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 ("ERISA") of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

         7.11 Adverse Circumstances. To the best knowledge of Borrower, no condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) could adversely affect the validity or priority of the Liens granted to the Bank under the Loan Documents, (b) could materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, (c) would constitute a default under any of the Loan Documents, or (d) would constitute such a default with the giving of notice or lapse of time or both.

         7.12 Lending Relationship. The Borrower acknowledges and agrees that the relationship hereby created with the Bank is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that the Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Bank represents that it will receive the Note payable to its order as evidence of a bank loan.

         7.13 Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(l)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 v.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, the Borrower or any property securing the Loans.

         7.14 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by the Borrower, or any affiliates of the Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

         7.15 Governmental Regulation. The Borrower and its Subsidiaries are not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

         7.16 Bank Accounts. All Deposit accounts and other bank accounts of the Borrower (but not the Subsidiaries) are maintained by Borrower at the Bank.

         7.17 Place of Business. The principal place of business of the Borrower is 2355 S. Arlington Heights Road, Arlington Heights, Illinois 60005 and the Borrower shall promptly notify the Bank of any change in such location. The Borrower will not remove or permit the Collateral to be removed from such location without the prior written consent of the Bank, except for Inventory sold in the usual and ordinary course of the Borrower's business.

         7.18 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Bank in connection with or in furtherance of this Agreement by or on behalf of the Borrower fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

8.       NEGATIVE COVENANTS.
         ------------------

         8.1 Indebtedness. The Borrower shall not, and shall cause each of its Subsidiaries to not, either directly or indirectly, create, assume, incur or have outstanding any Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

               (a)  the Obligations;

               (b) endorsement for collection or deposit of any commercial paper secured in the ordinary course of business;

               (c) obligations of the Borrower or any of its Subsidiaries for taxes, assessments, municipal or other governmental charges;

               (d) obligations of the Borrower or any of its Subsidiaries for accounts payable, other than for money borrowed, incurred in the ordinary course of business; and

               (e) obligations, including the Senior Mortgage Indebtedness, existing on the date hereof which are disclosed on the financial statements referred to in Section 7;

               (f) obligations in respect of Indebtedness issued to refinance the Senior Mortgage Indebtedness (the "Senior Refinancing Indebtedness"); provided, however, that the issuance of such Senior Refinancing Indebtedness shall not cause or result in a violation of any covenant set forth in Section 10;

               (g) obligations in respect of Indebtedness secured by a Lien on any Other Property developed by Borrower or any Subsidiary
                    (i) after the sales by Borrower or its Subsidiary of the Kenton, Ohio and Fontana, California hotel properties (or the sale of other hotel properties generating substantially equivalent net proceeds of sale, after repayment of Senior

                    Mortgage Indebtedness thereon and costs of sale of such properties) or (ii) in connection with a joint venture project in which Borrower and/or any Subsidiary own less than fifty percent (50%) of the equity interests and Borrower is the project developer; provided that the issuance of such Indebtedness shall not cause or result in a violation of any covenant set forth in Section 10;

               (h) obligations arising under Capital Leases for property acquired (or deemed to be acquired) by the Borrower or any of its Subsidiaries or claims arising from the use or loss of, or damage to, such property; and

               (i) Indebtedness for Capital Expenditures (exclusive of Indebtedness as incurred by a Lien on any Other Property permitted under Section 8.1(g) above) incurred after the date of this Agreement not to exceed One Million and 00/100 Dollars ($1,000,000.00) in the aggregate in any one calendar year.

         8.2 Encumbrances. The Borrower shall not, and shall cause each of its Subsidiaries to not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of the Borrower or any Subsidiary, whether owned at the date hereof or hereafter acquired except:

                    (a) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable;

                    (b) Liens or charges incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                    (c) Liens arising out of judgments or awards against the Borrower with respect to which it shall concurrently therewith be prosecuting a timely appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review;

                    (d)  pledges  or  deposits  to  secure   obligations   under
                         worker's compensation laws or similar legislation;

                    (e)  good  faith   deposits  in   connection   with  lending
                         contracts or leases to which the Borrower is a party;

                    (f) deposits to secure public or statutory obligations of the Borrower;

                    (g) Liens, including the Senior Mortgages, existing on the date hereof and disclosed on the financial statements referred to in Section 7;

                    (h) Liens securing obligations permitted under Section 8.1(f), Section 8.1(g) and/or Section 8.1(h); and

                    (i)  Liens granted to the Bank.

         Without limiting the generality of the foregoing, Borrower shall not, and shall cause each Subsidiary not to, mortgage or otherwise encumber Borrower's or such Subsidiary's fee or leasehold interest in any Mortgaged Premises or Other Property, except as expressly permitted pursuant to (g) or (h) above or as consented to by the Bank in writing.

         8.3 Investments. The Borrower shall not, and shall cause each Subsidiary to not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person except:

                    (a)  investments in direct obligations of the United States;

                    (b) investments in certificates of deposit issued by the Bank or any bank with assets greater than One Hundred Million Dollars ($100,000,000.00); or

                    (c) investments in Prime Commercial Paper (for purposes hereof, Prime Commercial Paper shall mean short-term unsecured promissory notes sold by large corporations and rated A-I/P-1 by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Moody's Investment Service, Inc.); or

                    (d) deposits held by the Bank or by any affiliate of ABN AMRO Incorporated.

         Without limiting the generality of the foregoing, except in connection with a joint venture project in which Borrower and/or any Subsidiary owns less than fifty percent (50%) of the equity interests and Borrower is the developer, Borrower shall not, and shall cause each Subsidiary not to invest in or commence development of any new hotel property(ies) until the sale by Borrower and/or a Subsidiary of the Kenton, Ohio and Fontana, California hotel properties (or the sale of other hotel properties generating substantially equivalent net proceeds of sale, after repayment of Senior Mortgage Indebtedness thereon and costs of sale of such properties).

         8.4 Transfer; Merger. The Borrower shall not, and shall cause each Subsidiary to not, either directly or indirectly, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets, or sell or discount (with or without recourse) any of its Promissory Notes, Chattel Paper, Payment Intangibles or Accounts, except that Borrower or any Subsidiary may sell one or more hotel properties in accordance with the provisions of Sections 6.10 and 6.11.

         8.5 Distributions. Except for purchases of Borrower's stock in an amount not to exceed One Million Dollars ($1,000,000.00) in any fiscal year of Borrower, none of which, individually or in the aggregate would cause or result in the occurrence of an Event of Default, the Borrower shall not, either directly or indirectly, purchase or redeem any shares of its stock or, except with the prior written consent of the Bank, declare or pay any dividends, whether in cash or otherwise, or set aside any funds for any such purpose or make any distribution to its shareholders.

         8.6 Use of Proceeds. Neither the Borrower nor any of its Subsidiaries or affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by ABN AMRO Incorporated, an affiliate of the Bank.

         8.7 Bank Accounts. The Borrower shall not, and shall cause each Subsidiary to not, establish any new Deposit accounts or other bank accounts, other than local bank accounts maintained by the Subsidiaries or bank accounts established at or with the Bank without the prior written consent of the Bank.

         8.8 Change of Legal Status. Neither the Borrower nor any Subsidiary which is a party to any of the Loan Documents shall change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure without the prior written consent of the Bank.

9.       AFFIRMATIVE COVENANTS.
         ---------------------

         9.1 Compliance with Bank Regulatory Requirements. Upon demand by the Bank, the Borrower shall reimburse the Bank for the Bank's additional costs and/or reductions in the amount of principal or interest received or receivable by the Bank if at any time after the date of this Agreement any law, treaty or regulation or any change in any law, treaty or regulation or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or the Loans, whether or not having the force of law, shall impose, modify or deem applicable any reserve (except reserve requirements taken into account in calculating the Revolving Interest Rate) and/or special deposit requirement against or in respect of assets held by or deposits in or for the account of the Loans by the Bank or impose on the Bank any other condition with respect to this Agreement or the Loans, the result of which is to either increase the cost to the Bank of making or maintaining the Loans or to reduce the amount of principal or interest received or receivable by the Bank with respect to such Loans. Said additional costs and/or reductions will be those which directly result from the imposition of such requirement or condition on the making or maintaining of such Loans. All Loans shall be deemed to be match funded for the purposes of the Bank's determination in the previous sentence. Notwithstanding the foregoing, the Borrower shall not be required to pay any such additional costs which could be avoided by the Bank with the exercise of reasonable conduct and diligence.

         9.2 Corporate Existence. The Borrower shall, and shall cause each Subsidiary to, at all times preserve and maintain its corporate existence, rights, franchises and privileges, and shall at all times continue as a going concern in the business which the Borrower or such Subsidiary is presently conducting. If the Borrower does not have a state issued identification number and later obtains one, the Borrower shall promptly notify the Bank of such organizational identification number.

         9.3 Maintain Property. The Borrower shall, and shall cause each Subsidiary to, at all times maintain, preserve and keep its plant, properties and Equipment, including, but not limited to, any Collateral, in good repair, working order and condition, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Borrower shall, and shall cause each Subsidiary to, permit the Bank to examine and inspect such plant, properties and Equipment, including, but not limited to, any Collateral, at all reasonable times.

         9.4 Maintain Insurance. The Borrower shall, and shall cause each Subsidiary to, at all times insure and keep insured in insurance companies acceptable to the Bank, all insurable property owned by it which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers', public and professional liability risks. Prior to the date of the funding of the Note the Borrower shall deliver to the Bank a certificate setting forth in summary form the nature and extent of the insurance maintained by the Borrower and its Subsidiaries pursuant to this SECTION 9. All such policies of insurance must be satisfactory to the Bank in relation to the amount and term of the Obligations and type and value of the Collateral and assets of the Borrower and each Subsidiary, shall identify the Bank as lender's loss payee or mortgagee and as an additional insured. In the event the Borrower either fails to provide the Bank with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Bank, without waiving or releasing any obligation or default by the Borrower hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which the Bank deems advisable. This insurance coverage (i) may, but need not, protect the Borrower's and each Subsidiary's interest in the such property, including, but not limited to the Collateral, and (ii) may not pay any claim made by, or against, the Borrower or any Subsidiary in connection with such property, including, but not limited to the Collateral. The Borrower may later cancel any such insurance purchased by the Bank, but only after providing the Bank with evidence that the Borrower has obtained the insurance coverage required by this Section. The costs of such insurance obtained by the Bank, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Borrower to the Bank, together with interest at the Default Rate on such amounts until repaid and any other charges by the Bank in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Borrower may be able to obtain on its own, together with interest thereon at the Default Rate and any other charges by the Bank in connection with the placement of such insurance may be added to the total Obligations due and owing.

         9.5 Tax Liabilities. The Borrower shall, and shall cause each Subsidiary to, at all times pay and discharge all property and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against the Borrower and each Subsidiary or any of its properties, Equipment or Inventory, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and are insured against or bonded over to the satisfaction of the Bank.

         9.6 ERISA Liabilities; Employee Plans. The Borrower shall, and shall cause each Subsidiary to, (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Borrower or any Subsidiary; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Bank immediately upon receipt by the Borrower or any Subsidiary of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Bank of the occurrence of any "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

         9.7 Financial Statements. The Borrower shall, and shall cause each Subsidiary to, at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Bank or its authorized representatives such information regarding the business affairs, operations and financial condition of the Borrower and its Subsidiaries, including, but not limited to:

                    (a)  as soon as available,  and in any event,  within ninety
                         (90) days after the close of each of its fiscal years, a copy of the annual audited consolidated financial statements of the Borrower and its Subsidiaries, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified by an independent certified public accountant acceptable to the Bank, containing an unqualified opinion; and

                    (b)  as soon as  available,  and in any event,  within forty five (45) days following the end of each fiscal quarter, a copy of the consolidated financial statements of the Borrower and its Subsidiaries regarding such fiscal quarter, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified as accurate by the Borrower.

         No change with respect to such accounting principles shall be made by the Borrower without giving prior notification to the Bank. The Borrower represents and warrants to the Bank that the financial statements delivered to the Bank at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the consolidated financial condition of the Borrower and its Subsidiaries. The Bank shall have the right at all times during business hours to inspect the books and records of the Borrower and make extracts therefrom. The Borrower agrees to advise the Bank immediately of any adverse change in the financial condition, the operations or any other status of the Borrower.

         9.8 Supplemental Financial Statements. The Borrower shall immediately upon receipt thereof, provide to the Bank copies of interim and supplemental reports if any, submitted to the Borrower by independent accountants in connection with any interim audit or review of the books of the Borrower or any Subsidiary.

         9.9 Covenant Compliance Report. The Borrower shall, within thirty (30) days after the end of each fiscal quarter, deliver to the Bank (a) a computation in such detail as the Bank shall specify, showing compliance by the Borrower with the covenants set forth in SECTION 10, and (b) a certificate that neither the Borrower nor any Subsidiary is in default under the terms of or has otherwise breached the terms of any of the Senior Mortgages or received any notice(s) with respect to a default or breach of any of the foregoing, in each case certified as accurate by the Borrower. 9.10 Field Audits. The Borrower shall allow the Bank, at the Borrower's sole expense, to conduct an annual field examination of the Accounts of the Borrower and its Subsidiaries, the results of which must be satisfactory to the Bank in the Bank's sole and absolute discretion.

         9.11 Other Reports. The Borrower shall, within such period of time as the Bank may specify deliver to the Bank such other schedules and reports as the Bank may require.

         9.12 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Bank's Lien in the Collateral.

         9.13 Notice of Proceedings. The Borrower shall, immediately after knowledge thereof shall have come to the attention of any officer of the Borrower, give written notice to the Bank of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a material effect on the business, property or operations of the Borrower or any Subsidiary.

         9.14 Notice of Default. The Borrower shall, immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of an Event of Default or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder.

         9.15 Banking Relationship. The Borrower covenants and agrees, at all times during the term of this Agreement, to utilize the Bank as its primary bank of account and depository for all financial services, including all receipts, disbursements, cash management and related service, of Borrower and its Subsidiaries.

10.      FINANCIAL COVENANTS.
         -------------------

         10.1 Tangible Net Worth. As of the end of each of its fiscal quarters, the Borrower and its Subsidiaries shall maintain consolidated Tangible Net Worth in an amount not less than Nine Million Five Hundred Thousand and 00/100 Dollars ($9,500,000.00).

         10.2 Total Liabilities to Worth. As of the end of each of its fiscal quarters, the Borrower and its Subsidiaries shall maintain a Total Liabilities to Worth Ratio of not greater than the following:



               Fiscal Quarter Ended             Total Liabilities to Worth
               --------------------             --------------------------

               March 31, 2003                            3.75 to 1.0

               June 30, 2003                             3.75 to 1.0

               September 30, 2003                        3.75 to 1.0

               December 31, 2003                         3.50 to 1.0

               March 31, 2004                            3.50 to 1.0

         10.3 Debt Service Coverage Ratio. As of the end of each of its fiscal quarters, the Borrower and its Subsidiaries shall maintain a ratio of (a) consolidated EBITDA to (b) consolidated Debt Service Charges of not less than
1.20 to 1.0, measured on a trailing twelve (12) month basis for the twelve (12) fiscal month period immediately preceding the end of such fiscal quarter.

         10.4 Aggregate Loan-to-Value Ratio. The Bank may from time to time order reappraisals on any of the Mortgaged Premises and/or appraisals, in form and substance acceptable to the Bank, on any one or more of the Other Properties. At all times, the Borrower and its Subsidiaries shall maintain an aggregate Loan-to-Value Ratio for the Mortgaged Properties, as determined by the Bank, not exceeding sixty-five percent (65%).

         10.5 Aggregate Revenue Per Room. As of the end of each month, aggregate gross room receipts for all hotel properties owned solely by any Wholly Owned
Subsidiary shall not have declined as of two consecutive months' end by more than five percent (5%) from the aggregate gross room receipts attributable to the same hotel rooms as of the end of the two (2) immediately preceding fiscal months' end.

         10.6 Annual Net Income. Borrower's Net Income for the fiscal year ending December 31, 2003 shall be no less than Two Hundred and 00/100 Thousand Dollars ($200,000.00).

11.      EVENTS OF DEFAULT.
         -----------------

         The Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default").

         11.1 Nonpayment of Obligations. Any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid within ten (10) days after notice from the Bank that such amount was not paid when due.

         11.2 Misrepresentation. Any oral or written warranty, representation, certificate or statement in this Agreement, the Loan Documents or any other agreement with the Bank shall be false when made or at any time.

         11.3 Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after the Borrower receives notice or knowledge from any source of such failure to perform or default in performance.

         11.4 Default under Loan Documents. A default by Borrower or any Obligor under any of the other Loan Documents, which continues beyond any applicable grace or cure period, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

         11.5 Default under Other Agreements. Any default in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

         11.6 Assignment for Creditors. Any Obligor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Obligor is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Obligor, the Obligor, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty
(30) days after the date of such appointment.

         11.7 Bankruptcy. Any proceeding involving any Obligor, is commenced by or against such Obligor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Obligor, (i) such Obligor, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof.

         11.8 Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor which is not fully covered by insurance, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged.

         11.9 Change in Control. Subject to Section 6.11 hereof, any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Borrower in any Subsidiary which owns any of the Mortgaged Premises.

         11.10 Collateral Impairment. (a) The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged, or (b) the loss, theft, destruction, seizure or forfeiture, or the occurrence of any deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral, in the sole opinion of the Bank acting in good faith, to become unsatisfactory as to value or character, or which causes the Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence, which loss, deterioration, decline, depreciation, or other source of insecurity or impairment continues for a period of thirty (30) days after the Borrower receives written notice from the Bank. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by the Borrower to do any act deemed necessary by the Bank to preserve and maintain the value and collectability of the Collateral.

12.      REMEDIES.
         --------

         Upon the occurrence of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, the Bank may, at its option upon the occurrence of an Event of Default, declare its commitments to the Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under either Section 11.6, "Assignment for Creditors", or
Section 11.7, "Bankruptcy", all commitments of the Bank to the Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank. The Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing:

         12.1 Possession and Assembly of Collateral. The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any of the Borrower's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store the same in any of the Borrower's premises without cost to the Bank. At the Bank's request, the Borrower will, at the Borrower's sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and the Borrower.

         12.2 Sale of Collateral. The Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale. The Bank may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Borrower. The Borrower shall remain liable for any amount remaining unpaid after such application, with interest. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least five (5) calendar days before the date of such disposition. The Borrower hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof.

         12.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition. (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title, (k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. The Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank's exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Borrower or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

         12.4 UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank. The Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.

         12.5 Additional Remedies. The Bank shall have the right and power to:

                    (a) instruct the Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the security interest of the Bank, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

                    (b) enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

                    (c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

                    (d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Note, any other of the Obligations, any obligation of any nature of any other obligor with respect to the Note or any of the Obligations;

                    (e) grant releases, compromises or indulgences with respect to the Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Note or any of the Obligations;

                    (f) transfer the whole or any part of securities which may constitute Collateral into the name of the Bank or the Bank's nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interest of the Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of said securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or said nominee makes any further transfer of said securities, or any portion thereof, as to whether the Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

                    (g)  vote the Collateral;

                    (h)  make an election with respect to the  Collateral  under
                         Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of the Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank's rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, the Borrower, any guarantor or other Person liable to the Bank for the Obligations; and

                    (i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Bank's rights hereunder, under the Note or under any of the other Obligations.

         The Borrower hereby ratifies and confirms whatever the Bank may do with respect to the Collateral and agrees that the Bank shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

         12.6 Attorney-in-Fact. The Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as the Borrower's true and lawful proxy and attorney-in-fact (and agent-in-fact) in the Borrower's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including, without limitation, endorsing the Borrower's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Bank, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations. The Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Borrower hereby ratifies and confirms all that said attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

         12.7 No Marshaling. The Bank shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Borrower hereby irrevocably waives the benefits of all such laws.

         12.8 Application of Proceeds. The Bank will within three (3) business days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon the Borrower. Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including attorneys' fees and legal expenses as provided for in SECTION 13 hereof.

         12.9 No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. The Borrower agrees that in the event that the Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

13.      MISCELLANEOUS.
         -------------

         13.1 Obligations Absolute. None of the following shall affect the Obligations of the Borrower to the Bank under this Agreement or the Bank's rights with respect to the Collateral:

                    (a) acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

                    (b) release by the Bank of all or any part of the Collateral or of any party liable with respect to the Obligations;

                    (c) release, extension, renewal, modification or substitution by the Bank of the Note, or any note evidencing any of the Obligations, or the compromise of the liability of the Obligations; or

                    (d) failure of the Bank to resort to any other security or to pursue the Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

         13.2 Entire Agreement. This Agreement (i) is valid, binding and enforceable against the Borrower and the Bank in accordance with its provisions and no conditions exist as to its legal effectiveness; (ii) constitutes the entire agreement between the parties; and (iii) is the final expression of the intentions of the Borrower and the Bank. No promises, either expressed or implied, exist between the Borrower and the Bank, unless contained herein. This Agreement supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

         13.3 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Loan Documents, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only for the specific purpose for which given.

         13.4 WAIVER OF DEFENSES. THE BORROWER, ON BEHALF OF ITSELF AND ANY GUARANTORS OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT. THE BORROWER WAIVES ANY IMPLIED COVENANT OF GOOD FAITH AND RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION

IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

         13.5 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

         13.6 LITIGATION. TO INDUCE THE BANK TO MAKE THE LOANS, THE BORROWER IRREVOCABLY AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE NOTE[S], ANY OTHER AGREEMENT WITH THE BANK OR THE COLLATERAL, SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN THE CITY OF CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN SAID CITY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AS SET FORTH HEREIN IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

         13.7 Assignability. The Bank may at any time assign the Bank's rights in this Agreement, the Note, the Obligations, or any part thereof and transfer the Bank's rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral. In addition, the Bank may at any time sell one or more participations in the Loans. The Borrower may not sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank. This Agreement shall be binding upon the Bank and the Borrower and their respective legal representatives and successors. All references herein to the Borrower shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term "Borrower" shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

         13.8 Confidentiality. The Borrower and the Bank hereby agree and acknowledge that any and all information relating to the Borrower which is (i) furnished by the Borrower to the Bank (or to any affiliate of the Bank), and
(ii) non-public, confidential or proprietary in nature, shall be kept confidential by the Bank or such affiliate in accordance with applicable law, provided, however, that such information and other credit information relating to the Borrower may be distributed by the Bank or such affiliate to the Bank's or such affiliate's directors, officers. employees, attorneys, affiliates, auditors and regulators, and upon the order of a court or other governmental agency having jurisdiction over the Bank or such affiliate, to any other party. The Borrower and the Bank further agree that this provision shall survive the termination of this Agreement.

         13.9 Binding Effect. This Agreement shall become effective upon execution by the Borrower and the Bank. If this Agreement is not dated or contains any blanks when executed by the Borrower, the Bank is hereby authorized, without notice to the Borrower, to date this Agreement as of the date when it was executed by the Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

         13.10 Governing Law. This Agreement, the Loan Documents and the Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks), and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

         13.11 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         13.12 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Note[S], and shall be deemed to be continuing representations and warranties until such time as the Borrower has fulfilled all of its Obligations to the Bank, and the Bank has been paid in full. The Bank, in extending financial accommodations to the Borrower, is expressly acting and relying on the aforesaid representations and warranties.

         13.13 Extensions of Bank's Commitment and Note. This Agreement shall secure and govern the terms of any extensions or renewals of the Bank's commitment hereunder and the Note pursuant to the execution of any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Note.

         13.14 Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by the Borrower of each covenant, agreement, provision and term of this Agreement.

         13.15 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         13.16 Facsimile Signatures. The Bank is hereby authorized to rely upon and accept as an original any Loan Documents or other communication which is sent to the Bank by facsimile, telegraphic or other electronic transmission (each, a "Communication") which the Bank in good faith believes has been signed by Borrower and has been delivered to the Bank by a properly authorized representative of the Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, the Bank shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to the Bank in lieu of, or in addition to, any such Communication.

         13.17 Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Bank's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, telegram or delivered in person, and addressed as follows:

                  If to the Borrower:     Arlington Hospitality, Inc.
                                          2355 South Arlington Heights Road
                                          Arlington Heights, Illinois 60005
                                          Attention: Legal Department

                  If to the Bank:         LaSalle Bank National Association
                                          2355 South Arlington Heights Road
                                          Arlington Heights, Illinois 60005
                                          Attention: Alan L. Clark
                                                     First Vice President

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         13.18 Indemnification. The Borrower agrees to defend (with counsel satisfactory to the Bank), protect, indemnify and hold harmless each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party thereto, which shall also include, without limitation, attorneys' fees and time charges of attorneys who may be employees of the Bank, any parent corporation or affiliated corporation of the Bank), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations, including, without limitation, securities, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the Loan Documents, including, but not limited to, the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans, the enforcement of the Bank's rights and remedies under this Agreement, the Loan Documents, the Note[S], any other instruments and documents delivered hereunder, or under any other agreement between the Borrower and the Bank; provided, however, that the Borrower shall not have any obligations hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by the Borrower, be added to the Obligations of the Borrower and be secured by the Collateral. The provisions of this SECTION 13.18 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

         13.19 Waiver of Existing Defaults. Bank waives Borrower's failure as of December 31, 2002 to be in compliance with its covenants regarding Total Liabilities to Net Worth and consolidated EBITDA to consolidated Debt Service Charges as set forth in Sections 10.2 and 10.3 of the Loan Agreement and any Event of Default created thereby solely as of such date. This shall be a limited waiver and shall not constitute a waiver of any subsequent covenant violations or any other defaults of Borrower, if any, not expressly described herein, whether of a different or like nature, nor shall it constitute a course of conduct or dealing.

         IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amended and Restated Loan and Security Agreement as of the date first above written.

                                         ARLINGTON HOSPITALITY, INC., a Delaware
                                         corporation
ATTEST:

                                         By:
By:                                      Name:
         ---------------------
Name:                                    Title:
         ---------------------
Title:
         ---------------------           and

                                         By:
                                         Name:
                                         Title:

                                         Agreed and accepted:

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         a national banking association


                                         By:
                                         Name:
                                         Title:

                                    EXHIBIT A
                                    ---------

                              AMENDED AND RESTATED
                              --------------------
                                 REVOLVING NOTE
                                 --------------

                                                         Chicago, Illinois
$6,500,000.00                                            Dated:  April 30, 2003
                                                         Due:  April 30, 2004

                  FOR VALUE RECEIVED, ARLINGTON HOSPITALITY, INC., a Delaware corporation (together with its respective successors and assigns, individually and collectively, the "Borrower"), promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), the principal sum of SIX MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($6,500,000.00), or, if less, the aggregate unpaid principal amount of all advances made by the Bank to the Borrower hereunder, on April 30, 2004.

                  This Note constitutes the Amended and Restated Revolving Note issued pursuant to an Amended and Restated Loan and Security Agreement dated as of April 30, 2003, which amended and restated a certain Loan and Security Agreement dated as of February 1, 2002, as amended by a certain First Amendment to Loan and Security Agreement dated as of August 9, 2002 and a certain Second Amendment to Loan and Security Agreement dated as of December 10, 2002 (collectively, the "Loan Agreement") by and between the Borrower and the Bank, to which Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Revolving Loans evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part, but shall not constitute payment of the Revolving Note dated February 1, 2002, as replaced by a Substitute Revolving Note dated December 10, 2002, or constitute a novation thereof. In case an Event of Default, as defined in the Loan Agreement, shall occur, the entire unpaid principal and accrued interest may be automatically due and payable or may be declared due and payable as provided in the Loan Agreement.

                  The unpaid principal shall bear interest from the date hereof until paid as set forth in the Loan Agreement. Interest shall be payable in accordance with the terms of the Loan Agreement.

                  This Note is subject to optional and mandatory prepayment in certain circumstances, all as set forth in the Loan Agreement.

                  In the event that any installment of the principal of, or interest on, this Note, is not paid when due (whether at stated maturity, by acceleration or otherwise), the entire principal amount outstanding shall bear interest at an annual rate equal to the Prime Rate (as defined in the Loan Agreement) plus five percent (5%) per annum, from the due date until all overdue amounts have been paid in full.

                  Payments of both principal and interest are to be made in lawful money of the United States of America at the offices of the Bank at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as the holder shall designate in writing to the maker.

                  This Note is secured by a security interest in Collateral (as defined in the Loan Agreement) and by those certain Mortgages (as defined in the Loan Agreement) dated of even date herewith, each made by a Subsidiary (as defined in the Loan Agreement) for the benefit of the Bank.

                  The maker and all endorsers hereby severally waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note. Borrower hereby agrees to pay all reasonable fees and expenses incurred by the Bank or any subsequent holder, including the reasonable fees of counsel, in connection with protection and enforcement of the rights of the Bank or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

                  This Note is binding upon Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois, without regard to conflicts of laws principles.

                  IN WITNESS WHEREOF, Borrower has executed this Amended and Restated Revolving Note as of the day and year first above written.

                                         ARLINGTON HOSPITALITY, INC.
                                         a Delaware corporation



                                         By:_______________________________
                                         Its:_______________________________

                                         and


                                         By:_______________________________
                                         Its:_______________________________


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